    As filed with the Securities and Exchange Commission on October 24, 2005
                                                     Registration No. 333-121467
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       LONE STAR STEAKHOUSE & SALOON, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                       5812                        48-1109495
(State or Other Jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)   Identification Number)

                                       --
                             2004 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                       --

                                JAMIE B. COULTER
                             CHIEF EXECUTIVE OFFICER
                           224 EAST DOUGLAS, SUITE 700
                              WICHITA, KANSAS 67202

                                    COPY TO:

                              STEVEN WOLOSKY, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                PARK AVENUE TOWER
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 451-2300
                            FACSIMILE: (212) 451-2222

                                       --

    FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
        (Approximate Date of Commencement of Proposed Sale to the Public)

================================================================================

                                EXPLANATORY NOTES

          This  Post-Effective  Amendment  No. 1 is being  filed  to  include  a
Reoffer  Prospectus  prepared  in  accordance  with Part I of Form S-3 under the
Securities  Act  of  1933,  as  amended  (the  "Securities  Act").  The  Company previously  filed  a  Registration  Statement  on  Form  S-8  in  December  2004
(Registration No.  333-121467)  relating to options to be granted under its 2004
Stock Option Plan. In prior years, the Company filed Registration  Statements on
Form S-8 relating to options to be granted under its 1992 Directors Stock Option
Plan and 1992  Incentive  and  Non-qualified  Stock  Option  Plan.  The  Reoffer
Prospectus  may be utilized for reoffering and resales of shares of Common Stock by  "affiliates"  of the Company  acquired  pursuant to the  Company's  (i) 1992
Directors' Stock Option Plan, (ii) 1992 Incentive and Non-Qualified Stock Option
Plan (iii) 2004 Stock  Option  Plan.  The  inclusion  of any  individual  in the
Selling  Stockholder  table of the  Reoffer  Prospectus  should  not be deemed a determination  by or an admission by the Company that such individual is in fact an affiliate of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          We will provide documents containing the information specified in Part
1 of Form S-8 to employees as specified by Rule  428(b)(1)  under the Securities
Act. Pursuant to the instructions to Form S-8, we are not required to file these documents  either as part of this  registration  statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                   PROSPECTUS

                                3,045,221 SHARES
                      LONE STAR STEAKHOUSE & SALOON , INC.
                     COMMON STOCK $0.01 PAR VALUE PER SHARE

          This  prospectus  relates to the reoffer and resale by certain selling stockholders of shares of our common stock that have been or may be issued by us to the selling stockholders upon the exercise of stock options granted under our stock option plans. We previously registered the offer and sale of the shares to the selling  stockholders.  This prospectus  also relates to certain  underlying options that have not as of this date been granted. If and when such options are granted to persons  required  to use the  prospectus  to reoffer  and resell the shares underlying such options, we will distribute a prospectus supplement.  The
shares  are  being   reoffered  and  resold  for  the  account  of  the  selling stockholders.  We will not  receive any of the  proceeds  from the resale of the shares.

          The  selling  stockholders  have  advised  us that the resale of their shares  may be  effected  from time to time in one or more  transactions  on the
Nasdaq  National  Market,  in negotiated  transactions  or otherwise,  at market prices prevailing at the time of the sale or at prices otherwise negotiated. See
"Plan  of  Distribution."  We will  bear all  expenses  in  connection  with the preparation of this prospectus.

          Our common  stock is listed on the Nasdaq  National  Market  under the symbol  "STAR." The last reported sale price for our common stock on October 24,
2005 was $26.26 per share.

          Our principal  executive office is located at 224 East Douglas,  Suite
700, Wichita, Kansas 67202. Our telephone number there is (316) 264-8899.

--------------------------------------------------------------------------------

     INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE
        "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

Neither the Securities and Exchange  Commission (the "Commission") nor any state securities  commission  has  approved  or  disapproved  of these  securities  or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 24, 2005.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
     SECURITIES ACT LIABILITIES..............................................11

          You should rely only on the information  contained in this prospectus.
We  have  not  authorized  any  other  person  to  provide  you  with  different information.  If anyone provides you with different or inconsistent information, you should not rely on it. The  selling  stockholders  will not make an offer to sell  these  securities  in any  jurisdiction  where  an  offer  or  sale is not permitted.  You should assume that the information  appearing in this prospectus is  accurate  as of the  date  on the  front  cover  of  this  prospectus  only, regardless  of the time of  delivery  of this  prospectus  or of any sale of our common  stock.  Our business,  financial  condition,  results of operations  and prospects may have changed since that date.

                                      -i-

                           INCORPORATION BY REFERENCE

          The  following   documents   filed  by  us  with  the  Commission  are
incorporated by reference in this prospectus:

     (1)  Our Annual Report for the period ended  December 28, 2004 on Form 10-K filed March 14, 2005, as amended on Form 10-K/A filed April 27, 2005;

     (2)  Our Quarterly  Report on Form 10-Q for the period ended March 22, 2005 filed May 2, 2005;

     (3)  Our  Quarterly  Report on Form 10-Q for the period ended June 14, 2005 filed July 25, 2005;

     (4)  Our  Quarterly  Report on Form 10-Q for the period ended  September 6,
          2005, filed October 17, 2005;

     (5)  Our Current Report on Form 8-K, filed March 16, 2005;

     (6)  Our Current Report on Form 8-K, filed April 4, 2005;

     (7)  Our Current Report on Form 8-K, filed April 19, 2005;

     (8)  Our Current Report on Form 8-K, filed June 2, 2005;

     (9)  Our Current Report on Form 8-K, filed June 27, 2005;

     (10) Our Current Report on Form 8-K, filed July 1, 2005;

     (11) Our Current Report on Form 8-K, filed July 14, 2005;

     (12) Our Current Report on Form 8-K, filed September 2, 2005;

     (13) Our Current Report on Form 8-K, filed September 7, 2005;

     (14) Our Current Report on Form 8-K, filed October 6, 2005;

     (15) Our Current Report on Form 8-K, filed October 7, 2005;

     (16) Our Current Report on Form 8-K, filed October 19, 2005;

     (17) The  description  of our common stock  contained  in our  Registration
          Statement on Form 8-A,  filed March 5, 1992  pursuant to Section 12(g)
          of the Securities Exchange Act of 1934, as amended.

          All documents subsequently filed with the Commission by us pursuant to
Sections 13(a),  13(c), 14 and 15(d) of the Securities  Exchange Act of 1934, as
amended (the "Exchange Act"), prior to the filing of a post-effective  amendment which  indicates  that all  securities  offered  herein  have been sold or which deregisters  all  securities  then  remaining  unsold,  shall  be  deemed  to be incorporated by reference herein and to be part hereof from the respective dates of filing of such  documents.  Any statement  contained  herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded  for purposes  hereof or of the related  prospectus to the extent that a statement  contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          You may request a copy of these  filings,  excluding  the  exhibits to such filings which we have not  specifically  incorporated  by reference in such filings, at no cost, by writing or telephoning us at the following address:

                                Jamie B. Coulter
                             Chief Executive Officer
                           224 East Douglas, Suite 700
                              Wichita, Kansas 67202
                        Telephone Number: (316) 264-8899

                                   THE COMPANY

          As of September 6, 2005,  we owned and operated 252  mid-priced,  full service,  casual dining restaurants located in the United States,  which operate under the trade  name Lone  Star  Steakhouse  & Saloon or Lone Star Cafe  ("Lone
Star" or " Lone Star  Steakhouse & Saloon"),  20 Texas Land & Cattle Co. ("Texas
Land  &  Cattle")  restaurants,  and 20  upscale  steakhouse  restaurants,  five operating as Del Frisco's Double Eagle Steak House ("Del Frisco's")  restaurants and 15 operating as Sullivan's Steakhouse  ("Sullivan's")  restaurants.  We also
operate  a  mid-priced   restaurant   operating  as  Frankie's   Italian  Grille
("Frankie's").  In addition,  a licensee  operates four Lone Star restaurants in
California and another licensee  operates a Del Frisco's  restaurant in Orlando,
Florida.  Internationally,  licensees  operates 12 Lone Star Steakhouse & Saloon restaurants in Australia and one in Guam.

          Steak  continues  to be one  of the  most  frequently  ordered  dinner entrees at  restaurants.  In 2004,  the United States  Department of Agriculture
estimated the average  annual per capita  consumption of beef to be 66.3 pounds, an increase of 2.1 pounds over 2003. Our management believes the limited menu of our  restaurants,  which  features high quality USDA graded and well aged steaks and  the  appeal  of  our  "Texas  roadhouse"  ambiance  and  excellent  service distinguishes  our Lone Star  restaurants.  Texas Land & Cattle  restaurants are distinguished  by warm and  comfortable  Texas  ranch house  ambience  featuring fireplaces,  a broad menu  featuring  high  quality USDA choice and prime graded steaks and attentive service. Our management believes Sullivan's restaurants are distinguished  by  featuring  high  quality,  top end choice  beef  whereas  Del
Frisco's  restaurants are  distinguished  by featuring high quality,  USDA prime graded steaks. In addition,  Sullivan's and Del Frisco's feature specialized new entrees,  award-winning  wine lists,  an exciting  ambiance and  attentive  team service.

          Our focus on  selection,  training and in-store  execution  along with
Lone Star's continued marketing initiatives, the successful integration of Texas
Land & Cattle into our operations,  the successful development of the Sullivan's upscale concept and the development of the Del Frisco's  concept,  differentiate us from other  restaurant  companies  that operate  steakhouse  restaurants.  We believe  that  through  our  operation  of four (4)  distinct  steak  restaurant concepts, we have positioned ourselves as "The Steak Company."

                                  RISK FACTORS

          YOU SHOULD CAREFULLY  CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING
AN  INVESTMENT  DECISION.  IF ANY  OF THE  FOLLOWING  CIRCUMSTANCES  OCCUR,  OUR
BUSINESS,  FINANCIAL  CONDITION  OR RESULTS OF  OPERATIONS  COULD BE  MATERIALLY
ADVERSELY  AFFECTED.  IN THAT EVENT, THE TRADING PRICE OF OUR COMMON STOCK COULD
DECLINE,  AND YOU MAY  LOSE  PART OR ALL OF YOUR  INVESTMENT.  UNLESS  OTHERWISE
INDICATED, ALL REFERENCES IN THIS PROSPECTUS TO "LONE STAR," WE," "US" AND "OUR"
REFER  TO  LONE  STAR  STEAKHOUSE  &  SALOON,  INC.  AND  ITS  SUBSIDIARIES  AND
AFFILIATES.

          CHANGING  CONSUMER  PREFERENCES AND DISCRETIONARY  SPENDING  PATTERNS,
POTENTIAL  OUTBREAKS  OF "MAD COW  DISEASE" OR  "FOOT/MOUTH  DISEASE"  AND OTHER
FACTORS  AFFECTING  THE  AVAILABILITY  OF BEEF  COULD  FORCE  US TO  MODIFY  OUR
RESTAURANTS' CONCEPT AND MENU AND COULD RESULT IN A REDUCTION IN OUR REVENUES.

          Even if we are able to  successfully  compete  with  other  restaurant companies with similar concepts, we may be forced to make changes in one or more of our  concepts  in order to respond to  changes in  consumer  tastes or dining patterns.  Consumer  preferences  could be affected by health concerns about the consumption of beef, the primary item on our menus,  or by specific  events such as the recently  confirmed case of "mad cow disease" by the Canadian  government or "foot/mouth disease" which occurred in the United Kingdom. In addition, these events  could reduce the  available  supply of beef or  significantly  raise the price of  beef.  If we  change  a  restaurant  concept,  we may lose  additional customers who do not prefer the new concept and menu,  and we may not be able to attract a sufficient new customer base to produce the revenue needed to make the restaurant  profitable.  In  addition,  we  may  have  different  or  additional competitors for our intended  customers as a result of such a concept change and may not be able to successfully  compete against such  competitors.  Our success also depends on numerous  factors  affecting  discretionary  consumer  spending, including economic conditions, the cost of gasoline,  disposable consumer income and consumer  confidence.  Adverse  changes in these  factors could reduce guest traffic or impose  practical  limits on pricing,  either of which  could  reduce revenues and operating income.

     UNFORESEEN COST INCREASES COULD ADVERSELY AFFECT OUR PROFITABILITY.

          Our  profitability is highly sensitive to increases in food, labor and other operating costs.  During fiscal 2004, our beef prices were generally above historical  levels.  During the first three  quarters of 2005,  beef prices were below 2004 levels.  However, to the extent that beef prices during the remainder of fiscal 2005 were to rise to 2004  levels or  significantly  above  previously historical levels, it will have a material negative impact on operating margins.
In addition,  our dependence on frequent deliveries of fresh food supplies means that shortages or  interruptions in supply could materially and adversely affect our operations.  Moreover,  unfavorable  trends or  developments  concerning the following factors could adversely affect our results:

          o    Inflation, food, labor, energy and utilities and employee benefit costs; and

          o    rent increases  resulting from rent escalation  provisions in our leases.

          We may be unable to anticipate or react to changing prices.  If we are unable  to modify  our  purchasing  practices  or  quickly  or  readily  pass on increased costs to customers, our business could be materially affected.

     IF WE ARE UNABLE TO COMPETE  EFFECTIVELY WITH OUR COMPETITORS,  WE WILL NOT
BE ABLE TO INCREASE  REVENUES OR GENERATE  PROFITS.  OUR  INABILITY  TO INCREASE
REVENUES IS  DIRECTLY  RELATED TO OUR  ABILITY TO COMPETE  EFFECTIVELY  WITH OUR
COMPETITORS. KEY COMPETITIVE FACTORS INCLUDE:

          o    The quality and numbers of employees  needed to adequately  staff our restaurants;

          o    the quality and value of the food products offered;

          o    the quality of service;

          o    the cost of our raw products;

          o    the price of the food products offered;

          o    the restaurant locations; and

          o    the ambiance of facilities.

          We compete with other steakhouse restaurants specifically and with all other  restaurants  generally.  We compete with national and regional chains, as well  as  individually  owned  restaurants.  The  restaurant  industry  has  few non-economic  barriers  to  entry,  and as our  competitors  expand  operations, competition  from steakhouse  restaurants  with concepts  similar to ours can be expected to  intensify.  Many of our  competitors  are well  established  in the upscale and mid-scale steak segments and certain  competitors have substantially greater  financial,  marketing  and  other  resources  than us.  Such  increased competition could adversely affect our revenues.

     FAILURE TO COMPLY WITH GOVERNMENT  REGULATIONS  COULD ADVERSELY  AFFECT OUR
OPERATING PERFORMANCE.

          Our restaurant  operations are subject to certain  federal,  state and local laws and government regulations, such as:

          o    Obtaining licenses for the sale of food and alcoholic beverages;

          o    national and local health sanitation laws and regulations;

          o    national and local  employment  and safety laws and  regulations;
               and

          o    local zoning, building code and land-use regulations.

          While  we have  never  experienced  any  significant  difficulties  in obtaining necessary governmental approvals, the failure to obtain or retain food and liquor  licenses or any other  governmental  approvals could have a material adverse effect on our operating results.

          We may be subjected to "dram-shop" liability, which generally provides a person injured by an intoxicated person with the right to recover damages from an establishment  that wrongfully served alcoholic  beverages to the intoxicated person. Although we carry liquor liability coverage as part of our comprehensive general liability insurance, if we lost a lawsuit related to this liability, our business could be materially harmed.

     THE  RESTAURANT  INDUSTRY IS AFFECTED BY A NUMBER OF TRENDS,  AS WELL AS BY
COMPETITION.

          The restaurant  industry is affected by changes in consumer tastes and by national, regional, and local economic conditions and demographic trends. The performance of individual restaurants may be affected by factors such as traffic patterns,  demographic  considerations  and the type,  number  and  location  of competing restaurants.  In addition, factors such as inflation,  increased food,

labor and employee benefit costs and the availability of experienced  management and hourly employees to successfully  operate the restaurants may also adversely affect the restaurant industry in general and our restaurants in particular.

     CONSUMER PERCEPTIONS OF FOOD SAFETY COULD ADVERSELY AFFECT OUR BUSINESS.

          Our business  could be adversely  affected by consumer  perceptions of food  safety in the United  States or in the market  areas in which we  operate, whether  such  perceptions  are  based  on  fact or not.  In  addition,  adverse publicity  resulting  from poor food  quality,  illness,  injury or other health concerns  at one or a limited  number of our  restaurants  could have a material adverse effect on our business, results of operations and financial condition.

     OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM
COULD ADVERSELY AFFECT US.

          Some of our senior  executives  are  important to our success  because they have been  instrumental in setting the strategic  direction of our Company, operating  our business,  identifying,  recruiting  and training key  personnel, identifying  areas for expansion and arranging  necessary  financing.  These key personnel include Jamie B. Coulter, our Chief Executive Officer, Mark Mednansky,
our Chief  Operating  Officer,  and  certain  of our other  executive  officers.
Although we believe  there is a  significant  pool of talented  personnel in the restaurant  industry,  if these  members of our senior  management  team  become unable or unwilling to continue in their present  positions,  it could adversely affect our business and development.

     SHAREHOLDERS MAY NOT BE ABLE TO RESELL THEIR STOCK OR MAY HAVE TO SELL AT A
PRICE SUBSTANTIALLY LOWER THAN THE PRICE THEY PAID FOR IT.

          The trading  price for our common  stock has been highly  volatile and could  continue  to be  subject  to  significant  fluctuations  in  response  to variations  in  our  quarterly  operating  results,  general  conditions  in the restaurant industry or the general economy, and other factors. In addition,  the stock market is subject to price and volume  fluctuations  affecting  the market price for public companies  generally,  or within broad industry  groups,  which fluctuations may be unrelated to the operating results or other circumstances of a particular  company.  Such  fluctuations may adversely affect the liquidity of our common stock, as well as the price that holders may achieve for their shares upon any future sale.

     STAGGERED BOARD; BLANK-CHECK PREFERRED STOCK.

          Our current  certificate of incorporation and bylaws provide for three classes of directors to be elected on a staggered  basis.  This enables existing directors to exercise  significant  control over our affairs,  and may act as an impediment to any future  attempts by third parties to take control of our board of directors.  In addition,  our board of directors  has the  authority  without further action by the  stockholders to issue shares of preferred stock in one or more  series and to fix the rights,  preferences,  privileges  and  restrictions thereof.  The exercise of this authority may act as a further  impediment to any future attempts by third parties to take control of our board of directors.

     A SINGLE VENDOR DISTRIBUTES MOST OF OUR CONSUMABLE PRODUCTS.

          Approximately  54% of the consumable  products used in our restaurants are  distributed  through and delivered by a single vendor.  While we believe we could  replace this  vendor,  any  disruption  of services by this vendor or any change to a new vendor could adversely affect our restaurants.

     THE RISK OF FUTURE  TERRORIST  ATTACKS OR NATIONAL  DISASTERS MAY ADVERSELY
IMPACT OUR REVENUE.

          As a result of the terrorist attacks on the United States on September
11,  2001,  a number  of our  restaurants,  particularly  our Del  Frisco's  and
Sullivan's restaurants, were negatively affected. Additionally, recent terrorist warnings, both in the United States and internationally, suggest the possibility of future terrorist attacks,  which together with the unpredictability of future military  action and other  responses to such terrorist  attacks has resulted in economic  uncertainty.  The occurrence of future terrorist attacks may adversely affect our business and make it more difficult to forecast our future results of operation. In addition, as a result of Hurricane Katrina we incurred costs after taxes of $1,790,000  which  reduced net income by $.09 per share ($.08  diluted)
for  the  quarter  ended  September  6,  2005.  These  costs  include  insurance deductibles for nine (9) Lone Star Restaurants  which were damaged or destroyed.
Three  restaurants  in New  Orleans  are still  closed,  and will not  likely be repaired and reopened until 2006. The continued costs  associated with Hurricane
Katrina or another  similar  natural  disaster could also  adversely  affect our business  and  make  it  more  difficult  to  forecast  our  future  results  of operations.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

          This prospectus contains forward looking statements within the meaning of Section 27A of Securities Act, Section 21E of the Securities  Exchange Act of
1934,  as amended,  or the Exchange Act, and the Private  Securities  Litigation
Reform  Act of 1995,  including  statements  regarding  our  expected  financial position, business and financing plans. These forward looking statements reflect our views with respect to future  events and  financial  performance.  The words
"believe,"  "expect," "plan" and "anticipate" and similar  expressions  identify forward  looking  statements.  Although  we believe  that the  expectations  and assumptions  reflected in such forward looking  statements are  reasonable,  the expectations and assumptions may prove to be incorrect.  Important  factors that could cause actual  results to differ  materially  from these  expectations  are disclosed in this  prospectus.  All subsequent  written and oral forward looking statements  attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary  statements.  We caution readers not to place undue  reliance on these forward  looking  statements,  which speak only as of the date of this  prospectus.  We undertake no obligation to publicly update or revise  any  forward  looking  statements,  whether as a result of new information, future events or otherwise, except as required by law.

          We also  use  market  data  and  industry  forecasts  and  projections throughout  this  prospectus,  which  we have  obtained  from  market  research,
publicly  available  information  and  industry   publications.   These  sources
generally state that the information they provide has been obtained from sources believed  to be  reliable,  but  that  the  accuracy  and  completeness  of  the information  are not  guaranteed.  The  forecasts and  projections  are based on industry  surveys  and  the  preparers'  experience  in the  industry,  and  the projected amounts may not be achieved.  Similarly,  although we believe that the surveys and market  research  others have  performed are  reliable,  we have not independently verified this information.

                                 USE OF PROCEEDS

          We will  receive the exercise  price of the options when  exercised by the holders thereof. Such proceeds will be used for working capital purposes. We will not receive any of the  proceeds  from the reoffer and resale of the shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

          This  prospectus  relates to the  reoffer  and resale of shares of our common  stock  that may be issued  upon the  exercise  of stock  options  to the stockholders  who may be deemed to be our affiliates  upon the exercise of stock options.

          The following  table sets forth (i) the number of shares of our common stock beneficially owned by each selling  stockholder at September 30, 2005 (ii)
the  number of shares  of our  common  stock to be  offered  for  resale by each selling stockholder (i.e. the number of shares underlying all stock options held by the selling stockholder, whether vested or unvested) and (iii) the number and percentage of shares of our common stock to be held by each selling  stockholder after completion of the offering:

                                                                                    Number of shares of
                                                               Number of               Common Stock/
                                     Number of shares of       shares of           Percentage of Class to
                                        Common Stock          Common Stock            be Owned After
                                          Owned at         to be Offered for        Completion of the
       Name                          September 30, 2005          Resale                 Offering
       ----                          ------------------          ------                 --------
Jamie B. Coulter                        3,557,782(1)           1,227,389           2,395,393 / 16.2
John D. White                             848,025(2)             760,000             148,025 / 4.0
Gerald T. Aaron                           412,707(3)             410,000              37,707 / 2.0
Tomlinson D. O'Connell                     65,156(4)             164,156               1,000 / *
Deidra Lincoln                             84,576(5)              99,576               5,000 / *
Jon W. Howie                                4,500(6)              39,000                 500 / *
Fred B. Chaney                              2,000(7)              22,500               2,000 / *
William B. Greene, Jr.                     64,300(8)              36,100              50,700 / *
Clark R. Mandigo                           43,600(9)              36,100              30,000 / *
Mark G. Saltzgaber                         39,300(10)             54,300               7,500 / *
Thomas C. Lasorda                          38,100(11)             59,300               1,300 / *
Michael A. Ledeen, Ph.D.                   46,800(12)             69,300                   0 / *
Anthony Bergamo                             3,194(13)             67,500               3,194 / *
Mark Mednansky                                  0(14)             35,000                   0 / *
-------------------------

*    Represents less than one percent

(1)  Mr. Coulter has served as Chief  Executive  Officer of the Company for more than the past  three  years.  Includes  presently  exercisable  options  to purchase  1,162,389 shares of Common Stock. Does not include 177,145 shares held by Intrust Bank as trustee of a Rabbi Trust for the Company. Under the terms of a Deferred Compensation  Agreement,  Mr. Coulter defers receipt of the value of his  deferred  compensation  account  until 30 days  after the termination of his employment with the Company.

(2)  Mr. White has served as Executive Vice President,  Treasurer and a Director
     for more  than the past  three  years  and Chief  Financial  Officer  since
     September 2004. Includes presently  exercisable options to purchase 700,000 shares of Common Stock.

(3)  Mr. Aaron has been Senior Vice  President - Counsel and  Secretary for more than the past  three  years.  Includes  presently  exercisable  options  to purchase 375,000 shares of Common Stock.

(4)  Mr.  O'Connell was President of Lone Star  Restaurants  from September 2002 until  October 2005 and Chief  Operating  Officer of Lone Star  Restaurants
     from  December  2003 until  October  2005.  From December 1999 to September
     2002,  Mr.  O'Connell was Senior Vice  President of Operations of Lone Star
     Steakhouse  &  Saloon,  Inc.  Includes  presently  exercisable  options  to purchase 64,156 shares of Common Stock.

(5)  Ms.  Lincoln has been Vice President of Del Frisco's for more than the past three years.  Includes  presently  exercisable  options to purchase  79,576 shares of Common Stock.

(6)  Mr. Howie has been Chief Accounting  Officer since June 2005 and Controller of the  Company  for more than the past  three  years.  Includes  presently exercisable options to purchase 4,000 shares of Common Stock.

(7)  Dr.  Chaney has been  Chairman  of the Board since June 2005 and has been a director of the Company for more than the past three years.

(8)  Mr.  Greene was  Chairman of the Board of the Company  from July 2003 until
     June 2005 and has been a  Director  of the  Company  for more than the past three years.  Includes  presently  exercisable  options to purchase  13,600 shares of Common Stock.

(9)  Mr.  Mandigo was  Chairman of the Board of the Company from July 2001 until
     July 2003 and has been a  Director  of the  Company  for more than the past three years.  Includes  presently  exercisable  options to purchase  13,600 shares of Common Stock.

(10) Mr.  Saltzgaber  has been a Director  of the Company for more than the past three years.  Includes  presently  exercisable  options to purchase  31,800 shares of Common Stock.

(11) Mr. Lasorda has been a Director of the Company for more than the past three years.  Includes presently exercisable options to purchase 36,800 shares of
     Common Stock.

(12) Dr.  Ledeen has been a Director of the Company for more than the past three years.  Includes presently exercisable options to purchase 46,800 shares of
     Common Stock.

(13) Mr. Bergamo has been a Director of the Company for more than the past three years.

(14) Mr. Mednansky has been Chief Operating Officer of the Company since October
     2005. Prior thereto he served in various capacities at the Company for more than three years.

                              PLAN OF DISTRIBUTION

          It is  anticipated  that all of the shares of our common stock will be offered by the selling stockholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated  transactions.
The  selling  stockholders  have  advised  us that they are not  parties  to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

          Certain legal matters in connection with the issuance of the shares of common  stock  offered  hereby have been  passed upon for us by Olshan  Grundman
Frome Rosenzweig & Wolosky LLP, New York, New York.

                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the  Commission  a  registration  statement on Form
S-8,  including  exhibits and  schedules,  under the  Securities Act of 1933, as amended,  with  respect  to the  shares of our  common  stock to be sold in this

                                       10

offering.  This prospectus does not contain all the information contained in the registration  statement.  For  further  information  with  respect to us and the shares  that  may be  sold  pursuant  to the  prospectus,  we  refer  you to the
registration   statement  and  the  exhibits  and  schedules   attached  to  the
registration  statement.  Statements  contained  in  this  prospectus  as to the contents  of any  contract,  agreement  or other  document  referred  to are not necessarily complete.  When we make such statements,  we refer you to the copies of the  contracts  or documents  that are filed as exhibits to the  registration statement because those statements are qualified in all respects by reference to those exhibits.

          We are subject to the  information  and reporting  requirements of the
Securities  Exchange Act of 1934, as amended,  and file annual,  quarterly,  and current reports,  proxy statements,  and other information with the SEC. You may read and copy all or any portion of the  registration  statement or any reports, statements or other  information that we file at the SEC's public reference room at 450 Fifth Street,  N.W.,  Washington,  D.C. 20549.  You can request copies of these  documents,  upon  payment of a  duplicating  fee,  by writing to the SEC.
Please call the  Commission at  1-800-SEC-0330  for further  information  on the operation of the public  reference  room. The  Commission  maintains an internet site  that  contains  reports,  proxy  and  information  statements,  and  other information  regarding  issuers  that  file  electronically  with the  SEC.  Our
Commission   filings   are   also   available   at  the   SEC's   web   site  at
HTTP://WWW.SEC.GOV or at our web site at HTTP://WWW.NESS.COM.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Insofar  as   indemnification   for  liabilities   arising  under  the
Securities Act of 1933, as amended, may be permitted to our directors,  officers or persons  controlling  the Company,  we have been advised that it is the SEC's opinion that such  indemnification  is against public policy as expressed in the
Securities Act of 1933, as amended, and is, therefore, unenforceable.

                                       11

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following  documents filed by Lone Star Steakhouse & Saloon,  Inc.
(the  "Registrant")  with the Commission are  incorporated  by reference in this registration statement on Form S-8 (the "Registration Statement"):

     (1)  Our Annual Report for the period ended  December 28, 2004 on Form 10-K filed March 14, 2005, as amended on Form 10-K/A filed April 27, 2005;

     (2)  Our Quarterly  Report on Form 10-Q for the period ended March 22, 2005 filed May 2, 2005;

     (3)  Our  Quarterly  Report on Form 10-Q for the period ended June 14, 2005 filed July 25, 2005;

     (4)  Our  Quarterly  Report on Form 10-Q for the period ended  September 6,
          2005, filed October 17, 2005;

     (5)  Our Current Report on Form 8-K, filed March 16, 2005;

     (6)  Our Current Report on Form 8-K, filed April 4, 2005;

     (7)  Our Current Report on Form 8-K, filed April 19, 2005;

     (8)  Our Current Report on Form 8-K, filed June 2, 2005;

     (9)  Our Current Report on Form 8-K, filed June 27, 2005;

     (10) Our Current Report on Form 8-K, filed July 1, 2005;

     (11) Our Current Report on Form 8-K, filed July 14, 2005;

     (12) Our Current Report on Form 8-K, filed September 2, 2005;

     (13) Our Current Report on Form 8-K, filed September 7, 2005;

     (14) Our Current Report on Form 8-K, filed October 6, 2005;

     (15) Our Current Report on Form 8-K, filed October 7, 2005;

     (16) Our Current Report on Form 8-K, filed October 19, 2005;

     (17) The  description  of our common stock  contained  in our  Registration
          Statement on Form 8-A,  filed March 5, 1992  pursuant to Section 12(g)
          of the Securities Exchange Act of 1934, as amended.

                                      II-1

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a),  13(c), 14 and 15(d) of the Securities  Exchange Act
of 1934, as amended,  prior to the filing of a  post-effective  amendment  which indicates that all securities offered herein have been sold or which deregisters all securities  then remaining  unsold,  shall be deemed to be  incorporated  by reference  herein and to be part hereof from the  respective  dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference  herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement  contained herein or in any other subsequently filed document which is also  incorporated  or deemed to be  incorporated  herein modifies or supersedes such  statement.  Any such  statement  so  modified or  superseded  shall not be deemed,  except as so  modified  or  superseded,  to  constitute  a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Certificate of  Incorporation  of the Registrant  provides that we shall indemnify to the fullest extent permitted by Delaware General  Corporation
Law, or the DGCL,  any person whom it may  indemnify  thereunder,  including the directors,  officers,  employees and agents of the Registrant.  In addition, the
Registrant's Certificate of Incorporation eliminates, to the extent permitted by the DGCL, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty.

          The Registrant's authority to indemnify its directors
and officers is governed by the provisions of Section 145 of the DGCL, as follows:

          (a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending
     or  completed  action,  suit  or  proceeding,   whether  civil,   criminal,
     administrative or investigative (other than an action by or in the right of the  corporation)  by  reason  of the  fact  that  the  person  is or was a director,  officer,  employee  or  agent of the  corporation,  or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,  against expenses (including attorneys' fees), judgments, fines and amounts  paid in  settlement  actually and  reasonably  incurred by the person in  connection  with such action,  suit or  proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal  action or proceeding,  had no reasonable  cause to believe the person's conduct was unlawful.  The termination of any action,  suit or proceeding by judgment,  order, settlement,  conviction,  or upon a plea of nolo  contendere  or  her  equivalent,  shall  not,  of  itself,  create  a presumption that the person did not act in good faith and in a manner which

                                      II-2

     the  person  reasonably  believed  to be in or  not  opposed  to  the  best interests of the  corporation,  and, with respect to any criminal action or proceeding,  had reasonable  cause to believe that the person's conduct was unlawful.

          (b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending or  completed  action  or suit by or in the  right  of the  corporation  to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise  against  expenses  (including  attorneys'  fees)  actually  and reasonably  incurred  by the  person  in  connection  with the  defense  or settlement  of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the  corporation and except that no  indemnification  shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the  corporation  unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and reasonably  entitled to indemnity for such expenses which the
     Court of Chancery or such other court shall deem proper.

          (c)  To the extent  that a present or former  director or officer of a corporation  has been  successful  on the merits or otherwise in defense of any action,  suit or proceeding  referred to in subsections  (a) and (b) of this section,  or in defense of any claim,  issue or matter  therein,  such person shall be indemnified  against expenses  (including  attorneys' fees)
     actually and reasonably incurred by such person in connection therewith.

          (d)  Any indemnification under subsections (a) and (b) of this section
     (unless  ordered  by a  court)  shall  be made by the  corporation  only as authorized in the specific case upon a determination  that  indemnification of the present or former director,  officer, employee or agent is proper in the  circumstances  because the person has met the  applicable  standard of conduct  set  forth  in  subsections  (a)  and (b) of  this  section.  Such determination  shall be made, with respect to a person who is a director or officer at the time of such  determination,  (1) by a majority  vote of the directors  who are not parties to such  action,  suit or  proceeding,  even though  less  than a  quorum,  or  (2) by a  committee  of  such  directors designated  by  majority  vote of such  directors,  even though less than a quorum,  or (3) if there are no such  directors,  or if such  directors  so direct,  by independent  legal counsel in a written opinion,  or (4) by the stockholders.

          (e)  Expenses  (including  attorneys'  fees) incurred by an officer or director in defending any civil, criminal,  administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final  disposition  of such action,  suit or proceeding  upon receipt of an undertaking  by or on behalf of such  director  or  officer  to repay  such amount  if it shall  ultimately  be  determined  that  such  person  is not entitled  to be  indemnified  by the  corporation  as  authorized  in  this section.  Such  expenses  (including  attorneys'  fees)  incurred by former

                                      II-3

     directors  and officers or other  employees  and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)  The  indemnification  and advancement of expenses provided by, or granted  pursuant to, the other  subsections  of this section  shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise,  both as to action in such  person's  official  capacity and as to action in another  capacity while holding such office.

          (g)  A corporation shall have power to purchase and maintain insurance on behalf of any  person who is or was a  director,  officer,  employee  or agent  of the  corporation,  or is or was  serving  at the  request  of the
     corporation  as  a  director,   officer,   employee  or  agent  of  another
     corporation,  partnership, joint venture, trust or other enterprise against any liability  asserted  against such person and incurred by such person in any such capacity,  or arising out of such person's status as such, whether or not the  corporation  would  have the  power to  indemnify  such  person against such liability under this section.

          (h)  For purposes of this  section,  references  to the  "corporation"
     shall include,  in addition to the resulting  corporation,  any constituent corporation  (including any  constituent  of a  constituent)  absorbed in a consolidation  or merger which,  if its separate  existence had  continued, would have had power and  authority to indemnify its  directors,  officers, and  employees  or agents,  so that any  person  who is or was a  director, officer,  employee or agent of such constituent  corporation,  or is or was serving  at the  request of such  constituent  corporation  as a  director, officer,  employee  or agent of  another  corporation,  partnership,  joint venture, trust or other enterprise,  shall stand in the same position under this section with respect to the resulting or surviving corporation as such person  would have with  respect  to such  constituent  corporation  if its separate existence had continued.

          (i)  For purposes of this section,  references to "other  enterprises"
     shall include employee  benefit plans;  references to "fines" shall include any excise taxes assessed on a person with respect to any employee  benefit plan; and references to "serving at the request of the  corporation"  shall include  any  service  as a  director,  officer,  employee  or agent of the corporation which imposes duties on, or involves services by such director, officer,  employee,  or agent with respect to an employee benefit plan, its participants or beneficiaries;  and a person who acted in good faith and in a manner  such  person  reasonably  believed  to be in the  interest of the participants and  beneficiaries of an employee benefit plan shall be deemed to have  acted in a  manner  "not  opposed  to the  best  interests  of the corporation" as referred to in this section.

          (j)  The  indemnification  and advancement of expenses provided by, or granted  pursuant to, this section shall,  unless  otherwise  provided when authorized  or  ratified,  continue  as to a person  who has ceased to be a director,  officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                      II-4

          (k)  The  Court  of   Chancery  is  hereby   vested   with   exclusive
     jurisdiction to herein determine all actions for advancement of expenses or indemnification  brought under this section or under any bylaw,  agreement, vote of stockholders or disinterested directors, or otherwise. The Court of
     Chancery may  summarily  determine a  corporation's  obligation  to advance expenses (including attorneys' fees).

          The Registrant has entered into  Indemnification  Agreements with each of its  directors  and certain  executive  officers  (as well as  directors  and certain  executive  officers of the Registrant's  subsidiaries),  whereby it has agreed to indemnify,  to the fullest  extent  permitted by applicable  law, each such  director  and officer  from and against  any and all  expenses  (including attorneys' fees), judgments,  fines, penalties, excise taxes and amounts paid in settlement  or incurred by such director or officer for or as a result of action taken or not taken while such  director or officer was acting in his capacity as the director or executive officer of the Registrant or its affiliates.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

    4.1*  Form of Stock Option Agreement.

    4.2*  Lone Star Steakhouse & Saloon, Inc. 2004 Stock Option Plan.

    5*    Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

   23.1   Consent of Ernst & Young LLP.

   23.2*  Consent of Olshan Grundman Frome Rosenzweig &Wolosky LLP (contained in
          Exhibit 5).

   24*    Powers of  Attorney  (included  on the  signature  page of the initial filing of this Registration Statement).

-------------------------

*         Previously filed.

ITEM 9.   UNDERTAKINGS

          A.   The undersigned registrant hereby undertakes:

               (a)  To file,  during  any  period  in which  offers or sales are being made, a post-effective  amendment to this registration statement:

                    (i)    To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act;

                                      II-5

                    (ii)   To  reflect  in the  prospectus  any  facts or events
                           arising after the effective date of the  registration
                           statement   (or  the   most   recent   post-effective
                           amendment  thereof)  which,  individually  or in  the
                           aggregate,  represent  a  fundamental  change  in the
                           information set forth in the registration  statement.
                           Notwithstanding   the  foregoing,   any  increase  or
                           decrease  in volume  of  securities  offered  (if the
                           total dollar value of  securities  offered  would not
                           exceed that which was  registered)  and any deviation
                           from  the low or high  end of the  estimated  maximum
                           offering  range  may  be  reflected  in the  form  of
                           prospectus filed with the Commission pursuant to Rule
                           424(b) if, in the  aggregate,  the  changes in volume
                           and price  represent no more than a 20 percent change
                           in the maximum aggregate  offering price set forth in
                           the  "Calculation of  Registration  Fee" table in the
                           effective registration statement;

                    (iii)  To include any material  information  with respect to the plan of distribution not previously  disclosed in
                           the registration  statement or any material change to
                           such information in the registration statement;

               Provided,  however,  that  paragraphs  (a)(i) and  (a)(ii) do not
               apply  if  the   information   required   to  be  included  in  a
               post-effective  amendment  by those  paragraphs  is  contained in periodic  reports  filed by the issuer  pursuant to section 13 or section  15(d)  of the  Exchange  Act that  are  incorporated  by reference herein

               (b)  That, for the purpose of determining any liability under the
                    Securities Act, each such post-effective  amendment shall be deemed to be a new  registration  statement  relating to the
                    securities   offered  herein,   and  the  offering  of  such
                    securities  at that time  shall be deemed to be the  initial bona fide offering thereof.

               (c)  To remove  from  registration  by means of a  post-effective amendment  any  of the  securities  being  registered  which remain unsold at the termination of the offering.

          B.   The undersigned  registrant  hereby undertakes that, for purposes of  determining  any liability  under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
               13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable,  each filing of an  employee  benefit  plan's  annual report  pursuant to Section 15(d) of the Securities  Exchange Act of 1934) that is incorporated  by reference in this  Registration
               Statement  shall be  deemed  to be a new  registration  statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the  initial bona fide offering thereof.

          C.   Insofar as  indemnification  for  liabilities  arising  under the
               Securities  Act of 1933 may be permitted to  directors,  officers and  controlling  persons  of  the  registrant  pursuant  to  the

                                      II-6

               foregoing  provisions,  or  otherwise,  the  registrant  has been advised  that  in the  opinion  of the  Securities  and  Exchange
               Commission  such  indemnification  is  against  public  policy as expressed  in the  Securities  Act of  1933  and  is,  therefore, unenforceable.  In the  event  that a claim  for  indemnification
               against  such   liabilities   (other  than  the  payment  by  the
               registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action,  suit or  proceeding)  is asserted by such  director, officer or controlling  person in connection  with the securities being  registered,  the registrant will, unless in the opinion of its  counsel  the  matter  has  been  settled  by  a  controlling precedent,  submit  to a court of  appropriate  jurisdiction  the question  whether such  indemnification  by it is against  public policy as  expressed  in the  Securities  Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-7

                                   SIGNATURES

          Pursuant  to the  requirements  of the  Securities  Act of  1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of Wichita, State of Kansas on the 24th day of October,
2005.

                                     LONE STAR STEAKHOUSE & SALOON, INC.

                                     By: /s/ Jamie B. Coulter
                                         ---------------------------------------
                                         Name:  Jamie B. Coulter
                                         Title: Chief Executive Officer

          Pursuant  to the  requirements  of the  Securities  Act of 1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

    SIGNATURE                      TITLE                           DATE
    ---------                      -----                           ----

/s/ Jamie B. Coulter
--------------------      Chief Executive Officer            October 24, 2005
Jamie B. Coulter       (Principal Executive Officer)

/s/ John D. White
--------------------      Chief Financial Officer,           October 24, 2005
John D. White            Executive Vice President,
                          Treasurer and Director
                       (Principal Financial Officer)

/s/ Jon W. Howie
--------------------       Chief Accounting Officer          October 24, 2005
Jon W. Howie           (Principal Accounting Officer)

     *
--------------------               Director                  October 24, 2005
William B. Greene

     *
--------------------               Director                  October 24, 2005
Anthony Bergamo

     *
--------------------   Chairman of the Board and Director    October 24, 2005
Fred B. Chaney

     *
--------------------               Director                  October 24, 2005
Thomas C. Lasorda

                                      II-8

     *
--------------------               Director                  October 24, 2005
Michael A. Ledeen

     *
--------------------               Director                  October 24, 2005
Clark R. Mandigo

     *
--------------------               Director                  October 24, 2005
Mark G. Saltzgaber

* By power of attorney